[FORM OF 6% SENIOR CONVERTIBLE PREFERRED STOCK CERTIFICATE]

[FACE OF SECURITY]

Number ________	Shares ___________

6% SENIOR CONVERTIBLE PREFERRED STOCK

FORWARD INDUSTRIES, INC.

PAR VALUE $0.01 PER SHARE

SEE REVERSE SIDE FOR CERTAIN TERMS AND DEFINITIONS

This Certifies that ________________________________________________ is the owner of ________________________________________________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated _______________

__________________________________ Frank L. Johnson, Chairman of the Board	______________________________ Adam W. Finerman, Secretary

[REVERSE OF SECURITY]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (THE “ACTS”).  NO INTEREST MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THIS CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

The designations, rights, privileges, restrictions, preferences and other terms and provisions of the shares of 6% Senior Convertible Preferred Stock of the of the Corporation (the “Preferred Stock”) represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Amendment to the Certificate of Incorporation of the Corporation dated June 28, 2013, as the same may be corrected, supplemented or amended from time to time (the “Certificate of Amendment”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Amendment. The Corporation will provide a copy of the Certificate of Amendment to a Holder without charge upon written request to the Corporation at its principal place of business.

Dividends on each share of Preferred Stock shall be payable at a rate per annum as provided in the Certificate of Amendment. The shares of Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Amendment.

This certificate and the shares of Preferred Stock represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, including the Certificate of Amendment, copies of which are on file at the office of the Corporation and made a part hereof as though the provisions of said Articles of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

The Corporation will furnish without charge to each shareholder who so requests in writing, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.  Additional abbreviations may also be used though not in the list.

TEN COM – as tenants in common	UNIF GIFT MIN ACT - ___________Custodian ______________ (Minor)
TEN ENT – as tenants by the entireties	under Uniform Gifts to Minors Act ________________ (State)
JT TEN – as joint tenants with right of survivorship	UNIF TRF MIN ACT - _____________(Custodian) ____________ (Minor)

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
For value received, the undersigned herby sells, assigns and transfers unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares

represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________________

______________________________________________________________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ______________________________
                                                  In presence of                                                          ________________________________________

___________________________________________